UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
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TRONOX LIMITED
(ACN 153 348 111)
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TRONOX LIMITED (ACN 153 348 111) Lot 22 Mason Road Kwinana Beach, WA, Australia 6167

NOTICE OF TWO SPECIAL MEETINGS OF SHAREHOLDERS, CONSISTING OF A GENERAL MEETING OF ALL SHAREHOLDERS AND A MEETING OF HOLDERS OF CLASS A SHARES

Notice is given that a general meeting of all shareholders of TRONOX LIMITED (the “General Meeting”) and a meeting of the holders of Class A Shares of TRONOX LIMITED (the “Class A Shareholders Meeting”) will be held as set forth below.

GENERAL MEETING

Date and Time	Thursday, November 3, 2016 at 10:00 a.m., U.S. Eastern Daylight Time

Place	Stamford Marriott Hotel
243 Tresser Boulevard
Stamford, CT 06901, U.S.A

Items of Business	Proposal 1 – Amendment to Rule 2.6(a) of the Company’s Constitution for the purpose of adopting majority voting in non-contested Class A director elections (the “Class A Director Election Amendment”)

To consider and, if approved, pass the following resolution as a special resolution:

“That Rule 2.6(a) of the Constitution of the Company be modified as shown by the additions to the Rule marked in Exhibit A to the Proxy Statement accompanying the notice convening this meeting.”

Proposal 2 – Amendments to Rules 2.8, 2.10 and 5 of the Company’s Constitution relating to the Chief Executive Officer’s role as a director (the “CEO Related Amendments”)

To consider and, if approved, pass the following resolution as a special resolution:

“That Rules 2.8, 2.10 and 5 of the Constitution of the Company be modified as shown by the additions and deletions to those Rules marked in Exhibit B to the Proxy Statement accompanying the notice convening this meeting.”

Each above resolution is to be proposed at the General Meeting as a special resolution. To be passed, the resolution must be approved:

(i)	by a majority of votes attached to all issued voting shares in the Company; and

(ii)	by at least 75% of the votes cast at the General Meeting.

In addition, for the modifications contemplated by Proposal 1 to become effective, at least 80% of the votes attaching to all issued Class A Shares must approve the modifications voting at the separate Class A Shareholders Meeting.  Further details about the approval requirements for the proposed amendments to the Constitution are included in the accompanying Proxy Statement.

CLASS A SHAREHOLDERS MEETING

Date and Time	Thursday, November 3, 2016 at 10:30 a.m., U.S. Eastern Daylight Time

Place	Stamford Marriott Hotel
243 Tresser Boulevard
Stamford, CT 06901, U.S.A

Items of Business	Proposal 1 – Amendment to Rule 2.6(a) of the Company’s Constitution for the purpose of adopting majority voting in non-contested Class A director elections (the “Class A Director Election Amendment”)

To consider and, if approved, pass the following resolution as a resolution under Rule 37(d) of the Constitution:

“That the modifications to Rule 2.6(a) of the Constitution of the Company as shown by the additions to the Rule marked in Exhibit A to the Proxy Statement accompanying the notice convening this meeting be approved for the purposes of Rule 37(d) of the Company’s Constitution.”

Provided that the resolution has received the requisite approval in the General Meeting of all Shareholders, at least 80% of the votes attaching to all issued Class A Shares must approve the above resolution at the Class A Shareholders Meeting for the approval to be effective for purposes of Rule 37(d) of the Company’s Constitution.  Further details about the approval requirements for the Class A Director Election Amendment are included in the accompanying Proxy Statement.

***

In this Notice and the accompanying Proxy Statement, the General Meeting and the Class A Shareholders Meeting are sometimes each referred to as a “Special Meeting” and are collectively referred to as the “Special Meetings”.

Record Date	November 1, 2016 at 5:00 pm U.S. Eastern Daylight Time. Only those holders of shares entered on the Company’s register of members at that time will be entitled to attend and vote at the General Meeting and only those holders of Class A Shares entered on the Company’s register of members at that time will be entitled to attend and vote at the Class A Shareholders Meeting.

Proxies	Each shareholder entitled to vote at a Special Meeting may appoint a proxy or attorney to attend and vote at the Special Meeting. A shareholder entitled to cast two or more votes at a Special Meeting is entitled to appoint two proxies for the Special Meeting. The shareholder may specify the proportion or number of votes that the proxy may exercise. A proxy need not be a shareholder of the Company.

An appointment of a proxy or an attorney is not effective unless (i) in the case of a proxy, the proxy appointment form and, if it is signed or otherwise authenticated by the shareholder’s attorney, the authority under which the appointment is signed (or a certified copy of the authority); or (ii) in the case of an attorney, the power of attorney (or certified copy of it) is received by the Company no later than 11:59 p.m., U.S. Eastern Daylight Time on November 2, 2016, either by online submission to the Company’s proxy tabulator, mail to 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A, or P.O. Box 305, Kwinana, Western Australia, Australia, 6966 or faxed to +1 (203) 705-3703 (U.S.A) or +61 (0) 8 9 365-1390 (Australia).

A body corporate which is a shareholder, or which has been appointed as a proxy, may appoint an individual to act as its representative at the Special Meetings. The representative should bring to the Special Meetings evidence of his or her appointment, including any authority under which it is signed, unless it has previously been given to the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Richard L. Muglia
Senior Vice President,
General Counsel and Secretary
September 22, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETINGS TO BE HELD ON THURSDAY, NOVEMBER 3, 2016

This Notice of Special Meetings and Proxy Statement is available at
https://materials.proxyvote.com/Q9235V.
Except as stated otherwise, information on our website is not part of this Proxy Statement.

TRONOX LIMITED

Lot 22 Mason Road
 Kwinana Beach, Western Australia, 6167, Australia
PROXY STATEMENT FOR THE
GENERAL MEETING AND CLASS A SHAREHOLDERS MEETING
TO BE HELD ON NOVEMBER 3, 2016

Purpose of the Special Meetings

The General Meeting and the Class A Shareholders Meeting of Tronox Limited (“Tronox,” “we,” “our,” “us” or the “Company”) are being held for the purpose of considering and, if approved, passing resolutions to amend the Company's Constitution (The “Constitution,” as such term is used by companies incorporated in Australia, is generally equivalent to the “Charter” of a US incorporated company). The specific language of the amendments is set forth in Exhibits A and B to this Proxy Statement.

The intended main effect of the proposed amendments is as follows:

(a)	Proposal 1 - Amendment to Rule 2.6(a) (the “Class A Director Election Amendment”): Currently under our Constitution, all elections of Class A directors are determined by a plurality of the votes of the Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election. The purpose of Proposal 1 is to adopt a majority-voting standard for non-contested elections of Class A directors.

(b)	Proposal 2 - Amendments to Rules 2.8, 2.10 and 5 (the “CEO Related Amendments”): To amend our Constitution to remove (1) the requirement that the Chief Executive Officer of the Company (the “CEO”) be a director and (2) the exemption from the director retirement policy that applies to the CEO and to (3) clarify that a CEO who is not a director will not automatically have the duties and powers of a director.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends a vote FOR Proposal 1 and a vote FOR Proposal 2.

Voting Requirements for Proposal 1 and Proposal 2

It is important that as many shareholders as possible vote at the General Meeting, and that as many Class A Shareholders as possible vote at the Class A Shareholders Meeting, because the proposed amendments will not become effective unless:

(a)	Proposal 1 and Proposal 2 are approved at the General Meeting:

(i)	by a majority of votes attached to all issued voting shares in the Company; and

(ii)	by at least 75% of the votes cast at the General Meeting; AND

(b)	Proposal 1 is also approved, at the separate Class A Shareholders Meeting, by at least 80% of the votes attached to all issued Class A Shares in the Company.

Thus, Proposal 1 will only be approved if we receive the requisite approvals at both the General Meeting and the Class A Shareholders Meeting.

All Class A Shares and Class B Shares are voting shares.  As of August 31, 2016, the Class B Shares comprise approximately 44% of the Company’s total issued voting shares and are all held by Exxaro Resources Limited.

The Board urges all shareholders to vote at the General Meeting and, in the case of Class A Shareholders, also to vote at the Class A Shareholders Meeting.

Proposal 1 requires the approval at the Class A Shareholders Meeting by at least 80% of votes attached to all the issued Class A Shares.

IMPORTANT SHAREHOLDER ENGAGEMENT AND CORPORATE GOVERNANCE UPDATE

After having reviewed the Class A directors voting results at our General Annual Meeting of Shareholders (“Annual Meeting”) held on May 25, 2016, conducted discussions with certain of our Class A Shareholders and considered comments made by proxy advisory firms, on June 1, 2016, we publicly announced that the Board had made certain changes in its governance and had authorized the retention by the Company of compensation/governance consultants.

The Board, in consultation with such consultants, considered the points articulated by ISS and Glass Lewis and discussed the issues with many of its major Class A Shareholders. Thereafter, our Board changed corporate governance and compensation policies and procedures that were in its power to change (A summary of the changes already made is set forth below).  The Board is recommending that the shareholders approve the changes proposed in this Proxy Statement, which are beyond the power of the Board to change without shareholder approval.

Specifically, as a result of discussions with certain of our Class A Shareholders and feedback from the proxy advisory firms, the Board changed the composition of its committees, amended certain terms contained in the Company’s Management Equity Incentive Plan, including removing the provision that permitted the Company to reprice options without shareholder approval, and adopted stock ownership guidelines for directors.  We have appointed a lead independent director as a clearly defined role with meaningful responsibilities. The lead director, like all of our directors, will resign each year and be subject to annual election. Assuming Proposal 1 is approved by the requisite number of shareholders, Class A directors will only be re-elected in uncontested elections if they receive a majority of the Class A shareholder votes that are cast. Additionally, 7 of our directors are considered independent under NYSE listing standards and all of our committees are fully independent. Moreover, in the coming months, we will be working closely with our compensation consultants to review our annual and long-term executive incentive program to ensure such program is market-competitive and performance-oriented.  We expect that this review will also entail an analysis of our current peer group and an evaluation of whether a new peer group should be established to benchmark executive compensation.

Since our Annual Meeting held on May 25, 2016, our management met, in person or telephonically, with 19 of our top 25 largest investors who collectively represent approximately 56% of our Class A Shares.  Below are the highlights of what we heard and how we responded:

What we heard…		How we responded…
[	Class A directors should be required to receive a majority of the Class A votes.	✓
The Board has recommended for shareholder approval the adoption of a majority vote standard in non-contested elections of Class A directors.  If approved by shareholders at the Special Meetings, the new majority vote standard will be applicable to the re-election of all Class A directors at the 2017 Annual Meeting.

[	We should appoint a lead independent director to provide governance balance to the current combined CEO and Chair structure.	✓
Effective September 6, 2016, Mr. Ilan Kaufthal has been appointed to serve as the Board’s lead independent director and we have adopted a Lead Independent Director Charter which can be found on our website in the “Corporate Governance” section.

[	We should adopt a director stock ownership policy to promote directors’ alignment with shareholders.	✓
Effective September 6, 2016, our Human Resources and Compensation Committee implemented a director stock ownership policy pursuant to which non-employee directors must acquire, over a five-year period, shares representing 5x the annual cash retainer paid to them by us.
All of our non-employee directors currently meet or exceed the ownership guideline.

[	We should not have the ability to reprice options and share appreciation rights (SARs) without shareholder approval; other equity plan provisions are inconsistent with best practice.	✓
Effective September 6, 2016, our Management Equity Incentive Plan (MEIP) has been amended to (i) require shareholder approval for any repricing of options and SARs, as well as for any cash buyout of underwater options and SARs (other than in the case of permitted equitable adjustments under the MEIP or a change in control of the Company), (ii) restrict liberal share recycling and (iii) include a default provision for double trigger change of control acceleration of awards.
We have never repriced any issued options or SARs, nor have we ever bought back any options or SARs (except to the extent that a cashless exercise of vesting SARs may be considered a purchase).

[	Director overboarding concerns.	✓	Effective as of August 31, 2016, the Company’s Corporate Governance Guidelines have been amended to limit the number of public company directorships. Specifically:
			•	A director cannot sit on the board of directors of more than five public companies, but
			•	Any director who is a chief executive officer of a public company cannot sit on more than two public company boards (other than the company for which he or she serves as chief executive officer).
All directors are in compliance with this policy.
[	Committee composition concerns.	✓	Effective May 25, 2016, the composition of the standing Board committees has been reconstituted as follows:
			•	Human Resources and Compensation Committee
				−	Ilan Kaufthal, Chair
				−	Daniel Blue
				−	Wayne A. Hinman

			•	Audit Committee
				−	Andrew P. Hines, Chair
				−	Daniel Blue
				−	Jeffry N. Quinn

			•	Corporate Governance Committee
				−	Wayne A. Hinman, Chair
				−	Peter Johnston
				−	Sipho Nkosi

			•	Nominating Subcommittee
				−	Peter Johnston, Chair
				−	Wayne A. Hinman

Questions and Answers about the Proxy Statement and the Special Meetings

Q. Why am I receiving these proxy materials?

A.  The Company’s Board of Directors is providing these proxy materials to you in connection with the Special Meetings, which will both take place on November 3, 2016.

Q. What proposals will be voted on at the Special Meetings?

A.  To amend certain provisions of the Company’s Constitution relating to (1) adopting majority voting in non-contested Class A director elections (“Proposal 1”) and (2) the Company’s CEO’s role as a director (“Proposal 2”).  Details of each proposal are included elsewhere in this Proxy Statement.

Q. What is the purpose of the amendments?

A.  Our Board has concluded that the adoption of Proposal 1 will give our Class A Shareholders a greater voice in determining the composition of our Board and is intended to reinforce our Board’s accountability to our Class A Shareholders.  Further, the adoption of Proposal 2 will provide (i) flexibility by permitting a person to serve as either or both our CEO and director based upon the facts and circumstances at the applicable time and (ii) a requirement that the CEO retire at each Annual Meeting along with all of the other directors.

Q. What is the Board of Directors’ voting recommendation?

A.  Under our Constitution, one of the requirements for the Class A Director Election Amendment and the CEO Related Amendments to be effective, is that our Board has approved the proposed resolution (for as long as the Class B Voting Interest is at least 10%), by the affirmative vote of any six directors.  The Board has unanimously approved the proposed amendments to our Constitution and recommends that you vote your shares “FOR” Proposal 1 and “FOR” Proposal 2.

Q. What vote is needed for the proposals to be adopted?

A. Our company is incorporated under the laws of Australia.  To modify our Constitution, the Australian Corporations Act and our Constitution require that a special resolution be passed and that further requirements in our Constitution are complied with.  Rule 37 of our Constitution sets out further requirements for its modification.

For Proposal 1:  Under our Constitution and Australian law, we are required to hold a General Meeting and the amending resolution must be approved (i) by a majority of the votes attached to all the issued voting shares in the Company and (ii) by at least 75% of the votes cast at the General Meeting.  Additionally, we are required to hold a separate Class A Shareholders Meeting and the amending resolution must be approved by at least 80% of the votes attached to all issued Class A Shares in the Company.

THUS, PROPOSAL 1 WILL ONLY PASS IF THE COMPANY RECEIVES THE REQUISITE VOTE AT BOTH SPECIAL MEETINGS.

For Proposal 2:  Under our Constitution and Australian law, the amending resolution must be approved (i) by a majority of the votes attached to all the issued voting shares in the Company and (ii) by at least 75% of the votes cast at the General Meeting.

Only Class A Shareholders are entitled to attend and vote at both the General Meeting and the Class A Shareholders Meeting.

The Class B Shareholders are only entitled to attend and vote at the General Meeting.

Q. Who is entitled to vote at the Special Meetings?

A.  Only Class A and Class B Shareholders of record at 5:00 p.m., U.S. Eastern Daylight Time on November 1, 2016 will be entitled to attend and vote at the General Meeting, and only holders of Class A Shares at that time will be entitled to attend and vote at the Class A Shareholders Meeting.  As of August 31, 2016, there were 65,791,576 Class A Shares outstanding and 51,154,280 Class B Shares outstanding. Holders of Class A Shares and Class B Shares can vote on Proposal 1 and Proposal 2 at the General Meeting.  Only holders of Class A Shares can vote on Proposal 1 at the Class A Shareholders Meeting.  Each of our Class A Shares and our Class B Shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.

Q. Who can attend the Special Meetings?

A.  Attendance at the Special Meetings is limited to shareholders of record at 5:00 pm, U.S. Eastern Daylight Time on November 1, 2016 (or their proxies, attorneys or representatives).  Guests may be admitted, but a guest has no right to speak or vote at the Special Meetings.  If you plan to attend, please note that you may be asked to present valid identification as more fully set forth under the section entitled “Special Meetings Admission.”

Q. What constitutes a quorum at the General Meeting?

A.  Our Constitution requires that the holders of a majority of outstanding Class A Shares and Class B Shares counted together constitute a quorum for the General Meeting.

Q. What constitutes a quorum at the Class A Shareholders Meeting?

A.  Our Constitution requires that the holders of a majority of the outstanding Class A Shares constitute a quorum for the Class A Shareholders Meeting.  As a practical matter, the quorum requirement for the Class A Shareholders Meeting is immaterial since the approval of at least 80% of the votes attached to all issued Class A Shares in the Company is required for Proposal 1.

Q. Are there two meetings that the Class A Shareholders need to attend to vote on Proposal 1?

A.  Yes, the Class A Shareholders will be asked to vote on Proposal 1 by completing separate proxy cards for BOTH the General Meeting and the Class A Shareholders Meeting.

Q. What happens if the Company receives the requisite vote for Proposal 1 and Proposal 2 at the General Meeting, but not the Class A Shareholders Meeting?

A.  The amendments to the Constitution set forth in Proposal 1 will not become effective at all, but the amendments to the Constitution set forth in Proposal 2 will become effective.

Q. How do I vote?

A.  You may vote your shares in person, by telephone, by mail, or by facsimile pursuant to the instructions included elsewhere in this Proxy Statement under the section entitled “Voting Procedures.”

Q. How are abstentions and broker non-votes treated?

A.  Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present.  Abstentions and broker non-votes will have a negative effect on the outcome of Proposal 1 since the approval of 80% of all of the issued Class A Shares is required for Proposal 1 to be adopted.  Thus, an abstention or broker non-vote is essentially the same as a vote against Proposal 1.  Abstentions are not counted as votes “for” or “against” Proposal 2. Further information regarding abstentions and broker non-votes is included elsewhere in this Proxy Statement under the section entitled “General Information.”

PROPOSAL 1 — APPROVAL OF AMENDMENT TO THE COMPANY’S CONSTITUTION ADOPTING MAJORITY VOTING IN NON-CONTESTED CLASS A DIRECTOR ELECTIONS

Purpose for the Proposal

All of our directors are elected for one year terms and thereafter stand for election at every Annual Meeting. The Board has concluded that the adoption of a majority voting standard in uncontested Class A director elections will give our Class A Shareholders a greater voice in determining the composition of the Board by requiring nominees to have received more votes in favor of their service than were voted against their service as a director.  The adoption of this standard in uncontested elections is intended to reinforce the Board’s accountability to its Class A Shareholders.

If the Class A Director Election Amendment is approved by the shareholders at both the General Meeting and the Class A Shareholders Meeting by the requisite votes, our Constitution will be amended accordingly, and the Class A Director Election Amendment will be applicable to the re-election of all Class A directors at the next and subsequent Annual Meetings.

A copy of the proposed Class A Director Election Amendment is attached as Exhibit A to this Proxy Statement (additions are underlined) and a description of the proposed Class A Director Election Amendment is set forth below.

Majority Voting

Rule 2.4(a) of our Constitution currently provides that, for so long as the Class B Voting Interest is at least ten percent, holders of Class A Shares shall be entitled to vote separately as a class to elect a number of Class A directors to the Board, and holders of Class B Shares shall be entitled to vote separately as a class to elect a number of Class B directors to the Board. The proposed Class A Director Election Amendment only affects the election of Class A directors.

Rule 2.6(a) of our Constitution currently provides that Class A directors must be elected by a plurality of the votes of the Class A Shares present in person or represented by proxy at a meeting of the shareholders and entitled to vote.  Under plurality voting, directors receiving the most “for” votes are elected. Thus, the Class A director nominees in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that Class A director nominee.  By contrast, if Proposal 1 is approved, in order for a Class A director nominee to be elected in an uncontested election, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election.  Class A Shareholders will be entitled to abstain with respect to the election of a Class A director, although abstentions will have no effect in determining whether the required affirmative majority of those voting “for” and “against” has been obtained.

In the event of a contested election, a plurality voting standard will continue to apply to Class A directors to guard against a failed election contest in which no candidate receives a majority of “for” votes.

If Proposal 1 is approved, Rule 2.6(a) of our Constitution will read as follows:

“The Company must:

(a)	elect Class A directors of the Company in each case by resolution passed by a majority of the votes cast by the holder of Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A directors. For the purposes of rule 2.6, a “majority of the votes cast” shall mean that the number of votes cast “for” a Class A director’s election exceeds the number of votes cast “against” that Class A Director’s election, provided, however, that the Class A directors shall be elected by a Plurality of the votes of the Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A directors if the number of candidates standing for election at the meeting as Class A directors exceeds the number of Class A directors which may be elected; and”

Our shareholders must approve an amendment to our Constitution in order to change the voting standard in Class A director elections.

Additionally, this Class A Director Election Amendment may present certain potential adverse consequences to our Company.  First, where an election is uncontested there is the possibility of an entire slate of Class A directors failing to be elected with no substitute directors being elected by the shareholders.  This could result in the Class B directors appointing a majority of the Board by appointing all vacant Class A directors. Our Constitution provides that the total number of directors must be nine (for so long as the Class B Voting Interest is at least 10%) at all times and that if there are fewer than nine directors, the Board can only act to appoint directors up to that number, to convene a shareholder meeting or in an emergency.  We believe the specific requirements of our Constitution, and the fact that our Class B Shareholder currently owns 44% of the Company’s total issued voting shares, makes it impracticable to amend the provision requiring a total number of directors be nine.  Thus, even if one of our directors fails to get elected, the Board may not be able to act upon day to day management activities until it appoints another director.  Nevertheless, the Board believes that the advantage of adopting a majority voting standard significantly outweighs the potential adverse consequences described above.

Vote Required for Approval of Class A Director Election Amendment

Under our Constitution, resolutions approving the proposed Class A Director Election Amendment need to be passed at both the General Meeting (at which all shareholders are entitled to vote) and the separate Class A Shareholders Meeting.  Both Class A Shareholders and Class B Shareholders may vote at the General Meeting, but only Class A Shareholders may vote at the Class A Shareholders Meeting.

The proposed Class A Director Election Amendment will not become effective unless we receive the following votes:

GENERAL MEETING VOTING REQUIREMENT:

(a)	At the General Meeting, the resolution with respect to the proposed Class A Director Election Amendment needs to be approved:

(i)	by a majority of votes attached to all issued voting shares in the Company; and

(ii)	by at least 75% of the votes cast at the General Meeting,

AND

CLASS A SHAREHOLDERS MEETING VOTING REQUIREMENT:

(b)	At the separate Class A Shareholders Meeting, the resolution with respect to the proposed Class A Director Election Amendment needs to be approved by at least 80% of the votes attached to all issued Class A Shares in the Company.

The directors have unanimously approved the Class A Director Election Amendment as required by Rule 37(a) of our Constitution.

Our Board of Directors recommends a vote FOR Proposal 1.

The Board urges all shareholders to vote at the General Meeting and, in the case of Class A Shareholders, also to vote at the Class A Shareholders Meeting.

Proposal 1 requires the approval at the Class A Shareholders Meeting by at least 80% of the votes attached to all the issued Class A Shares.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE COMPANY’S CONSTITUTION RELATING TO THE CHIEF EXECUTIVE OFFICER’S ROLE AS A DIRECTOR

Purpose for the Proposal

The Company's Constitution currently provides that the Chief Executive Officer (“CEO”) must also be a director, but that he or she automatically ceases to hold one position if for any reason he or she ceases to hold the other. The Board considers it to be in the best interests of the Company for it to have some flexibility to appoint a CEO who is not also a director or to allow a former CEO to remain on our Board.

Our Constitution also provides that each director, with the exception of the CEO, must retire from office at each Annual Meeting. All directors, other than the CEO, are then eligible, subject to our Constitution’s standard eligibility requirements, for re-election at such Annual Meeting. This means that our CEO is currently not required to retire as a director and then stand for re-election at each Annual Meeting, although in practice Mr. Casey has submitted himself to a shareholder vote each year along with our other directors. The Board believes it is in the best interests of the Company and its shareholders to amend the Constitution such that the CEO is subject to the same retirement requirements as the remaining directors.

The amendments to our Constitution detailed below (the “CEO Related Amendments”) would (1) enable a CEO to continue as a director and the Board to appoint a CEO who is not a director, (2) provide flexibility in determining whether a subsequent CEO should be nominated to the Board, (3) require that Mr. Casey and any subsequent CEO who is a director retire from office at each Annual Meeting and (4) clarify that a CEO who is not a director will not automatically have the duties and powers of a director.

If the CEO Related Amendments are approved by the shareholders at the General Meeting by the requisite vote, our Constitution will be amended accordingly, and the CEO Related Amendments will then be effective. A copy of the proposed CEO Related Amendments is attached as Exhibit B to this Proxy Statement (additions are underlined and deletions are struck through) and a description of the proposed CEO Related Amendments is set forth below. Other than the amendments to our Constitution described in Proposal 1 and Proposal 2 and set forth on Exhibits A and B to this Proxy Statement, no changes are being made to our Constitution.

Chief Executive Officer’s Role as a Director

Rule 2.10(f) of our Constitution currently provides that a person automatically ceases to be a director if the person is a CEO and ceases to hold that office. Conversely, Rule 5.3(a) currently provides that the appointment of CEO terminates if the CEO ceases for any reason to be a director. Further, Rule 5.1 currently provides that the CEO has all of the duties and powers of a director regardless of whether he or she has actually been elected as a director.

In light of our statements above, the Board believes it is in the best interests of the Company and its shareholders to amend our Constitution to eliminate Rules 2.10(f) and 5.3(a), which, if approved by the shareholders at the General Meeting, will permit a person to serve as either or both a CEO and director based upon the facts and circumstances at the applicable time and to amend Rule 5.1 as set forth in Exhibit B to clarify that a CEO who is not a director will not automatically have the duties and powers of a director.

CEO’s Retirement as a Director

Rule 2.8(a) of our Constitution currently provides that each director must retire from office at each Annual Meeting. Such directors are then eligible, subject to our Constitution’s standard eligibility requirements, for re-election at the next Annual Meeting. However, Rule 2.8(b) of our Constitution currently provides that Rule 2.8(a) does not apply to our CEO (which is common for Australian public companies).

In light of our statements above, the Board believes it is in the best interests of the Company and its shareholders to amend the Constitution to eliminate Rule 2.8(b), which, if approved by the shareholders, will have the effect of treating a CEO who also serves as a director the same as all other directors, requiring him or her to retire as a director at each Annual Meeting of the Shareholders and stand for re-election.  Under Australian law once a director retires, he or she can only be elected to the Board if such director receives the requisite vote.  If this provision is not amended, it would be possible for the CEO to not retire and remain on the Board year after year.  A similar, conforming change to Rule 5.2 will also be required, such that it reads as follows: “A director who holds the position of Chief Executive Officer is subject to the same rules regarding resignation, removal and retirement from office as the other directors.”

Vote Required for Approval of CEO Related Amendments

(b)	At the General Meeting, the resolution with respect to the proposed CEO Related Amendments needs to be approved:

(i)	by a majority of votes attached to all issued voting shares in the Company; and

(ii)	by at least 75% of the votes cast at the General Meeting.

The directors have unanimously approved the CEO Related Amendments as required by Rule 37(a) of the Constitution.

Our Board of Directors recommends a vote FOR Proposal 2.

The Board urges all shareholders to vote at the General Meeting.

GENERAL INFORMATION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors for use at the Special Meetings. In this Proxy Statement, references to “Special Meetings” refer to the General Meeting and Class A Shareholders Meeting of Tronox to be held November 3, 2016, unless the context of a particular reference provides otherwise. In this Proxy Statement references to “shares” refer to the ordinary shares of Tronox, including Class A ordinary shares (“Class A Shares”) and Class B ordinary shares (“Class B Shares”).

Resolutions approving Proposal 1 need to be passed at both the General Meeting (at which all shareholders are entitled to vote) and the separate Class A Shareholders Meeting.  Both Class A Shareholders and Class B Shareholders may vote at the General Meeting, but only Class A Shareholders may vote at the Class A Shareholders Meeting.  The need for a separate meeting of Class A Shareholders is a requirement of the Company's Constitution.

Special Meetings Times, Date and Location

Both the General Meeting and the Class A Shareholders Meeting will be held at the Stamford Marriott Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, U.S.A on Thursday, November 3, 2016. The General Meeting will be held at 10:00 a.m., U.S. Eastern Daylight Time and the Class A Shareholders Meeting will be held at 10:30 a.m., U.S. Eastern Daylight Time, or, in each case, at such other time and place to which the Special Meeting may be adjourned. For directions to the Special Meetings, contact us at +1 (203) 705-3800. References in this Proxy Statement to the Special Meetings also refer to any adjournments or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

These materials were first sent or made available to shareholders on, or about, September 22, 2016. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs, if any. If you choose to receive future proxy materials by e-mail, you will receive an e-mail before the next Annual Meeting with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to appoint a proxy to attend the meeting and vote on your behalf (and, if you are entitled to cast two or more votes at the meeting, to appoint two proxies). We have enclosed applicable proxy cards for you to use.

Class A Shareholders will need to complete and sign both proxy cards if they wish to vote by proxy at both of the Special Meetings.

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the General Meeting and the Class A Shareholders Meeting, as applicable. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.

Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold Tronox ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox to vote those shares with respect to Proposal 1 without specific voting instructions from such beneficial owners, as such matter to be voted upon at the Special Meetings is not considered a routine matter under the NYSE Rule 452 and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters.  Proposal 2 is considered a routine matter.  Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to us or by voting in person at the Special Meetings unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.

Voting Procedures

Registered Shareholders: Registered shareholders may vote their shares or submit a proxy (or in the case of Class A Shareholders, a proxy for each of the General Meeting and the Class A Shareholders Meeting) to have their shares voted by one of the following methods:

In Person. You may vote in person at the General Meeting and the Class A Shareholders Meeting, as applicable, by completing a ballot at each meeting; however, attending a meeting without completing a ballot will not count as a vote.

By Telephone. You may submit a proxy (or in the case of Class A Shareholders, a proxy for each of the General Meeting and the Class A Shareholders Meeting) by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card(s). Please have your proxy card(s) in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., U.S. Eastern Daylight Time, on November 2, 2016.

By Mail. You may indicate your votes at each meeting by completing, signing and dating your proxy card(s) and returning it or them in the business reply envelope to Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A or Tronox Limited, P.O. Box 305, Kwinana, Western Australia, Australia, 6966. All mailed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on November 2, 2016.

By Fax. You may indicate your votes by completing, signing and dating your proxy card(s) and returning it by fax to +1 (203) 705-3703 (U.S.A) or +61 (0) 8 9 365-1390 (Australia). All faxed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on November 2, 2016.

“Street-name” Shareholders: Shareholders whose shares are held in “street-name” by a broker or other nominee may generally vote their shares or submit a proxy (or in the case of Class A Shareholders, two (2) proxies) to have their shares voted by one of the following methods:

By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

In Person with a Proxy from the Record Holder. A street-name shareholder who wishes to vote in person at the meetings will need to obtain a legal proxy (or in the case of Class A Shareholders, a proxy for each of the General Meeting and the Class A Shareholders Meeting) from their bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy(s) in order to vote in person at the Special Meetings.

Tabulation of Votes

Votes cast by proxy or in person at the Special Meetings will be tabulated by a proxy tabulator.

Quorum Requirements and Effect of Abstention and Broker Non-Votes

A shareholder present in person, or by proxy, attorney or representative at the Special Meetings, who abstains from voting on Proposal 1 or Proposal 2 will be included in the determination of shareholders present at the Special Meetings for the purpose of determining the presence of a quorum, as will broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. Proposal 1 is a “non-routine” matter and Proposal 2 is a “routine” matter under the NYSE rules. Our Constitution requires that a quorum of shareholders—the holders of a majority of outstanding shares—be present or represented by proxy to conduct business at the Special Meetings. Holders of Class A Shares and Class B Shares are counted together to determine whether a quorum is present at the General Meeting and only holders of Class A Shares are counted to determine whether a quorum is present at the Class A Shareholders Meeting.

Although abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum, they will not be counted as votes in favor of or against Proposal 1. Accordingly, a depository cannot cast a vote in favor of or against Proposal 1 absent instruction from the underlying beneficial owner.  For the purpose of determining whether shareholders have approved Proposal 1, abstentions and broker non-votes will have a negative effect on the outcome of proposal since the approval of 80% of all of the issued Class A Shares is required for Proposal 1 to be adopted.  Thus, an abstention or broker non-vote is essentially the same as a vote against Proposal 1.  Abstentions are not counted as votes “for” or “against” Proposal 2.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy(s) at any time before it is voted at the Special Meetings by either:

•	Submitting another timely, later-dated proxy(s) by mail;
•	Delivering timely written notice of revocation to our Secretary; or
•	Attending the Special Meetings and voting in person.

If your ordinary shares are held beneficially in street-name, you may revoke your proxy(s) by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Vote Confidentiality

Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law.

Special Meetings Admission

Attendance at the Special Meetings is limited to shareholders (or their proxies, attorneys or representatives) or, in the case of the Class A Shareholders Meeting, holders of Class A Shares.  Guests may be admitted. Admission to the Special Meetings is on a first-come, first-served basis. Registration for both the General Meeting and the Class A Shareholders Meeting begins at 9:30 a.m., U.S. Eastern Daylight Time, on November 3, 2016, and you will be asked to present a valid picture identification and proof of Tronox share ownership as of the record date. If you hold Tronox shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the record date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Daylight Time, on November 2, 2016 to our Company’s address set forth on page 1 of the Notice of General Meeting of Shareholders. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Special Meetings. Submitting your proxy(s) now will not prevent you from voting your shares at the Special Meetings if you desire to do so, as your proxy(s) is revocable at your option. The use of cameras at the Special Meetings is prohibited and they will not be allowed into the Special Meetings or any other related areas. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting room, they may not be used at any time.

SOLICITATION OF PROXIES

The Proxies accompanying this Proxy Statement are solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and executive employees of the Company, none of whom will receive any additional compensation for their services.  We have retained Okapi Partners LLC (“Okapi”), 1212 Avenue of the Americas, New York, NY  10036 to distribute and solicit proxies.  We will pay Okapi a fee not to exceed $27,000, plus reasonable expenses for these services.  The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.  Each holder of our Class A Shares who does not expect to be present at the General Meeting or the Class A Shareholders Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxies and return them promptly in the enclosed return envelopes or vote by telephone or on the Internet.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2017 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the Company’s 2017 proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposal so they are received by our Secretary at the address provided below no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on December 9, 2016.

Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2017 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. As required under our Constitution, to be timely for the 2017 Annual Meeting, a shareholder’s notice of a director nomination must be delivered to our Secretary at the address provided below not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2016 Annual Meeting. As a result, any nomination given by a shareholder pursuant these provisions of our Constitution (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m. U.S. Eastern Standard Time) on January 25, 2017, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on February 24, 2017, unless our 2017 Annual Meeting date occurs more than 30 days before or 70 days after May 25, 2017. In that case, notice of the nomination must be received by our Secretary not earlier than close of business on the 120th day before the 2017 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2017 Annual Meeting, or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and our Constitution, which is available to shareholders free of charge upon request to our Secretary at the address provided below. Our Constitution is also available on our website at www.tronox.com.

Under the Australian Corporations Act, (i) shareholders of Tronox holding at least 5% of the votes that may be cast on the resolution, or (ii) at least 100 shareholders entitled to vote at a general meeting may give notice to Tronox proposing a resolution for consideration at the next general meeting that occurs more than two months after the notice is given. Under Australian law, the Board of Directors can refuse to place a resolution on the agenda at a meeting in certain circumstances, for example if the matter is not a matter for proper shareholder action because it concerns a matter exclusively vested in the Board of Directors.

Notice of intention to submit a nomination or other proposal at the 2017 Annual Meeting and any request for a copy of our Constitution must be addressed to the Company Secretary at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A.

OTHER MATTERS

If any other matters properly come before the shareholders at the Special Meetings, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

HOUSEHOLDING AND COMBINING ACCOUNTS

Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement to multiple shareholders in your household, we will promptly deliver a separate copy of this documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A or P.O. Box 305, Kwinana, Western Australia, Australia, 6966 or fax a request to +1 (203) 705-3703 (U.S.A), or +61 (0) 8 9 365-1390 (Australia). You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies of our proxy materials and wish to receive only one, you should contact your bank, broker or other nominee record holder.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including Mr. Ilan Kaufthal, our lead independent director, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management independent directors, any individual directors or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Tronox Limited, c/o Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A with a request to forward the same to the intended recipient. To communicate with the Board of Directors electronically, shareholders and other interested parties should go to our website at www.tronox.com. Under the heading “Investor Relations – Corporate Governance – Contact the Board” you will find an on-line form that may be used for writing an electronic message to the Board of Directors. In general, all communications delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

WHERE YOU CAN FIND MORE INFORMATION

Our public internet site is http://www.tronox.com. We make available free of charge, on or through the investor relations section of our internet site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, Human Resources and Compensation Committee and Corporate Governance Committee. Copies of these charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website in the “Corporate Governance” section. Copies of these documents may be requested in print, at no cost, by telephone at +1 (203) 705-3800 or by mail at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, U.S.A, Attention: Investor Relations. The information included on the website is not incorporated by reference into this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Richard L. Muglia
Senior Vice President,
General Counsel and Secretary

September 22, 2016

EXHIBIT A

Proposed Class A Director Election Amendment to
the Tronox Limited Constitution
2.6	Election of directors

The Company must:

(a)	elect Class A Directors of the Company in each case by resolution passed by a majority of the votes cast by the holder of Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A Directors. For the purposes of rule 2.6, a "majority of the votes cast" shall mean that the number of votes cast "for" a Class A Director's election exceeds the number of votes cast "against" that Class A Director's election, provided, however, that the Class A Directors shall be elected by a Plurality of the votes of the Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A Directors if the number of candidates standing for election at the meeting as Class A Directors exceeds the number of Class A Directors which may be elected; and

(b)	for so long as the Class B Voting Interest is at least ten percent, elect Class B Directors by a Plurality of the votes of the Class B Shares present in person or represented by proxy at the meeting and entitled to vote, and may do so subject to this document, to section 201E and to the number of Directors for the time being fixed under rule 2.1 not being exceeded.

A-1

EXHIBIT B

Proposed
CEO Related Amendments to the Tronox Limited Constitution

2.8	Retirement of Directors

(a)	Each Director must retire from office at each annual general meeting.

~~(b)~~	~~Rule 2.8(a) does not apply to a CEO.~~

(b)~~(c)~~	A Director who retires under this rule 2.8 is, subject to rule 2.2, eligible for re-election.

2.10	Cessation of Director's appointment

A person automatically ceases to be a Director if the person:

(a)	is not permitted by the Act (or an order made under the Act) to be a director;

(b)	becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)	resigns by notice in writing to the Company;

(d)	is removed from office under rule 2.11; or

(e)	ceases to be eligible to act as a Director under rule 2.2 or rule 2.4(c).~~; or~~

~~(f)~~	~~is a Chief Executive Officer and ceases to hold that office.~~

5.1	Appointment and power of Chief Executive Officer

The Board may appoint one or more persons (including a Director) to be a Chief Executive Officer either for a specified term (but not for life) or without specifying a term.  Subject to this document, a Director who holds the position of the Chief Executive Officer has all the duties, and can exercise all the powers and rights, of a Director.

The Board may delegate any of the powers of the Board to a Chief Executive Officer:

(a)	on the terms and subject to any restrictions the Board decides; and

(b)	so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

This rule does not limit rule 6.

5.2	Retirement and removal of CEO

A Director who holds the position of Chief Executive Officer is ~~not required to retire under rule 2.8 but (subject to any contract between the Company and that Chief Executive Officer) is otherwise~~ subject to the same rules regarding resignation, removal and retirement from office as the other Directors.

5.3	Termination of appointment of Chief Executive Officer

The appointment of a Chief Executive Officer terminates if~~:~~

~~(a)~~	~~the Chief Executive Officer ceases for any reason to be a Director; or~~

~~(b)~~
the Board removes the Chief Executive Officer from the office of Chief Executive Officer (which, without affecting the rights of the Chief Executive Officer under any contract between the Company and the Chief Executive Officer, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

B-1